 Filed Pursuant to Rule 424(b)(5)
Registration No. 333- 230478

Prospectus Supplement
(To Prospectus Dated April 4, 2019)

Shares of Common Stock

We are offering 7,875,000 shares of our common stock, par value $0.001 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PLXP.” On March 1, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $8.75 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, “Risk Factors” beginning on page 4 of the accompanying prospectus, the “Risk Factors” section beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2019, the “Risk Factors” section beginning on page 22 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the “Risk Factors” section beginning on page 24 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, the “Risk Factors” section beginning on page 25 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$8.00	$63,000,000.00
Underwriting discounts and commissions (1)	$0.48	$3,780,000.00
Proceeds, before expenses, to us	$7.52	$59,220,000.00

(1)	See “Underwriting” beginning on page S-8 of this prospectus supplement for a description of the compensation payable to the underwriters, including reimbursement of certain expenses.

We have granted the underwriters an option to purchase from us up to 1,181,250 additional shares of our common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $4,347,000.00 and the total proceeds, before expenses, to us will be $68,103,000.00.

Delivery of the securities will be made against payment thereon on or about March 5, 2021.

Joint Book-Running Managers

Raymond James	Oppenheimer & Co.

The date of this prospectus supplement is March 3, 2021.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to the “Company,” “our,” “us” or “we” refer to PLx Pharma Inc. and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, provides more general information about us and our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus and any related “free writing prospectus.” None of the Company or the underwriters has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before you invest, you should read the registration statement of which this document forms a part, this document, the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The information in this document may only be accurate on the date of the document. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain estimates, projections and other information concerning our industry, our business, and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

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Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus supplement or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus supplement or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus supplement or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, to understand fully our common stock as well as other considerations that are important to you in making a decision to invest in our common stock. You should pay special attention to the “Risk Factors” section beginning on page S-5 of this prospectus supplement, the “Risk Factors” section beginning on page 4 of the accompanying prospectus, the “Risk Factors” section beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2019, the “Risk Factors” section beginning on page 22 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the “Risk Factors” section beginning on page 24 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and the “Risk Factors” section beginning on page 25 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus to determine whether an investment in our common stock is appropriate for you. This prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties.

Summary of Our Business

General

We are a late-stage specialty pharmaceutical company focused on our clinically-validated and patent-protected PLxGuard drug delivery platform to provide more effective and safer products. Our PLxGuard drug delivery platform works by targeting the release of active pharmaceutical ingredients to various portions of the gastrointestinal (“GI”) tract. We believe this platform has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce the risk of stomach erosions and ulcers associated with certain drugs.

The U.S. Food and Drug Administration (the “FDA”) approved our lead product, VAZALORE 325 mg, which is a novel formulation of aspirin clinically shown to provide fast, reliable and predictable platelet inhibition for patients with vascular disease and diabetic patients who may be candidates for aspirin therapy as compared to the current standard of care, enteric-coated aspirin. It is also clinically shown to reduce the risk of stomach erosions and ulcers as compared with immediate-release aspirin common after seven days of treatment. VAZALORE 325 mg (formerly PL2200 Aspirin 325 mg and Aspertec 325 mg) was originally approved under the drug name aspirin, and the proprietary name ‘VAZALORE’ was granted subsequent to the FDA approval. A companion 81 mg dose of the same novel formulation, VAZALORE 81 mg, the first ever novel, liquid-filled aspirin capsule, has also been granted FDA approval.

Our commercialization strategy will target both the over-the-counter (“OTC”) and prescription markets, taking advantage of the existing OTC distribution channels for aspirin while leveraging the FDA approval of VAZALORE 325 mg and VAZALORE 81 mg for use when recommended by physicians for treatment of vascular disease. Given our clinical demonstration of faster, reliable and more complete platelet inhibition (as compared with enteric-coated aspirin) in diabetic patients who are candidates for aspirin therapy (after three days of treatment) and fewer stomach erosions and ulcers (as compared with immediate-release aspirin) common in an acute setting we intend to market VAZALORE to the healthcare professional and the consumer through several marketing channels including a physician-directed sales force. Our product pipeline also includes other oral nonsteroidal anti-inflammatory drugs using the PLxGuard delivery platform that may be developed, including PL1200 Ibuprofen 200 mg, for pain and inflammation currently in clinical stage.

Recent Developments

COVID-19 Pandemic Update

As a result of the outbreak of novel COVID-19, we may experience disruptions that could impact our supply chain. For example, COVID-19 has resulted in increased travel restrictions and the shutdown or delay of business activities in various regions. To the extent our suppliers and contract manufacturers are unable to comply with their obligations under our agreements with them, our ability to continue advancing the development and manufacturing of VAZALORE may become impaired. COVID-19 continues to rapidly evolve. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the pandemic.

SVB Loan Update

On August 9, 2017, the Company entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) that provides for a Term Loan Facility (the “Term Loan Facility” and all amounts borrowed thereunder, the “Term Loan”). Under the Term Loan Facility, the Company borrowed an initial amount of $7.5 million. The Company made a final payment on the Term Loan Facility on February 9, 2021.

Financial Update

As of December 31, 2020, we had cash and cash equivalents of $22.4 million.

The estimated cash and cash equivalents as of December 31, 2020 are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2020. There can be no assurance that our cash, cash equivalents, and marketable securities as of December 31, 2020 will not differ from these estimates, including as a result of quarter-end closing and any such changes could be material.

Financial information as of December 31, 2020 in this prospectus supplement has not been audited and has been prepared by, and is the responsibility of, our management. This data could change as a result of further review. In addition, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this unaudited preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial condition, liquidity, and results of operations as of December 31, 2020. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

At-the-Market Sales of Our Common Stock

In March 2019, we entered into an equity distribution agreement with JMP Securities LLC for the sale of up to an aggregate of $12,500,000 of our common stock in sales deemed to be made in “at-the-market” offerings, as defined in Rule 415 promulgated under the Securities Act (the “Equity Distribution Agreement”). As of December 31, 2020, the Company has sold approximately $2.3 million of shares of its common stock pursuant to the Equity Distribution Agreement on a gross basis. We terminated the Equity Distribution Agreement on March 2, 2021.

Corporate Information

We were originally incorporated in Texas in 2002 and re-incorporated in Delaware in 2015. On April 19, 2017, Dipexium Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Dipexium Pharmaceuticals, Inc., a Delaware corporation (“Dipexium”), merged with and into PLx Pharma Inc., a privately-held Delaware corporation (“Old PLx”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated as of December 22, 2016 by and among Dipexium, Merger Sub and Old PLx (the “Merger”). As part of the Merger, Dipexium was re-named PLx Pharma Inc. and Old PLx was re-named PLx Opco Inc. Following completion of the Merger, Old PLx became a wholly-owned subsidiary of the Company. Since the completion of the Merger, the business we have conducted has been primarily the business of Old PLx. The combined company, renamed as PLx Pharma Inc., together with its subsidiary PLx Opco Inc., is referred to herein as the “Company.”

The Company’s headquarters is located at 9 Fishers Lane, Ste. E, Sparta, New Jersey 07871. Our telephone number is (973) 409-6541.

THE OFFERING

Common stock offered by us	7,875,000 shares (or 9,056,250 shares if the underwriters’ option is exercised in full)
Offering price Common stock outstanding immediately after this offering	$8.00 per share 21,786,633 shares (or 22,967,883 shares if the underwriters’ option is exercised in full)
Underwriters’ Option	We have granted the underwriters an option exercisable for a period of 30 days from the date of this prospectus to purchase up to an additional 1,181,250 shares of common stock at the public offering price, less the underwriting discount.
Use of Proceeds	We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $59.0 million. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.
Risk Factors	Investing in our securities involves a high degree of risk. You should consider carefully all of the information included or incorporated by reference in this prospectus supplement and the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus, page 19 of our Annual Report on Form 10-K for the year ended December 31, 2019, page 22 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, page 24 of our Quarterly Report on Form 10-Q for the six months ended June 30, 2020, page 25 of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2020 and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement before deciding whether to purchase our common stock in this offering.
Market for common stock	Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PLXP.”

The number of shares of common stock to be outstanding after this offering is based on the actual number of shares outstanding as of December 31, 2020, which was 13,911,633 shares, which does not include, as of that date:

•	2,979,047 shares of our common stock issuable upon exercise of incentive and nonqualified stock options, restricted stock units, stock appreciation rights and other forms of stock-based awards, with a weighted average strike price of $9.35 per share, from the Company’s 2018 Incentive Plan and from two former plans – the Old PLx Omnibus Stock Option Plan and the Dipexium 2013 Equity Incentive Plan;

•	6,686,911 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock at an exercise price of $2.60, subject to certain adjustments;

•	2,712,846 shares of our common stock issuable upon the conversion of our Series B Convertible Preferred Stock at an exercise price of $3.10, subject to certain adjustments;

•	2,646,091 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $7.50 per share;

•	58,502 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $6.41 per share; and

•	5,230,910 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $4.31 per share.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no additional issuances, exercises or forfeitures of options and warrants, other than as described above;

•	no exercise of the outstanding options and warrants described above; and

•	no exercise of the underwriters’ option to purchase 1,181,250 additional shares from us.

RISK FACTORS

You should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” immediately below.

RISKS RELATED TO THIS OFFERING

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of shares of common stock in this offering, and based on a public offering price of $ 8.00 per share and a pro forma net tangible book value per share of our common stock of $0.60 as of December 31, 2020, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $4.91 per share in the net tangible book value of the common stock purchased. The exercise of outstanding stock options and the vesting of outstanding restricted stock units will result in further dilution of your investment. See “Dilution” on page S-7 for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of December 31, 2020, our officers and directors, together with holders of 5% or more of our outstanding common stock and their respective affiliates, beneficially owned approximately 34.3% of our common stock. Accordingly, these stockholders have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these large stockholders could delay or prevent a change of control of our company, even if such a change of control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company or our assets and might affect the prevailing market price of our common stock. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $59.0 million, or $67.9 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and our estimated expenses of the offering.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include additions to working capital and capital expenditures.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Accordingly, we reserve the right to use these proceeds for different purposes or uses which we have not listed above. See “Risk Factors – Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

Until we use the net proceeds of this offering, we intend to invest the funds in investment grade, interest-bearing securities or hold such proceeds in deposit accounts.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of December 31, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the assumed issuance and sale of shares in this offering at the public offering price of $ 8.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ over-allotment option).

	As of December 31, 2020
	Actual	As Adjusted
	(in thousands, except per share amounts)
Cash and cash equivalents	$22,449	$81,469
Total indebtedness	$625	$625
Stockholders’ equity:
Series A Convertible Preferred stock; $0.001 par value; 45,000 shares authorized; 15,000 issued and outstanding	13,662	13,662
Series B Convertible Preferred stock; $0.001 par value; 25,000 shares authorized; 8,000 issued and outstanding	7,723	7,723
Common stock; $0.001 par value; 100,000,000 shares authorized; 13,911,633 shares issued and outstanding	14	22
Additional paid-in capital	$91,203	$150,215
Accumulated Deficit	(102,149)	(102,149)
Treasury Stock, at cost – 0 shares	0	0
Total stockholders’ equity	$(10,931)	$48,088

In the table above, the number of shares outstanding as of December 31, 2020 does not include:

•	2,979,047 shares of our common stock issuable upon exercise of incentive and nonqualified stock options, restricted stock units, stock appreciation rights and other forms of stock-based awards, with a weighted average strike price of $9.35 per share, from the Company’s 2018 Incentive Plan and from two former plans – the Old PLx Omnibus Stock Option Plan and the Dipexium 2013 Equity Incentive Plan;

•	6,686,911 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock at an exercise price of $2.60, subject to certain adjustments;

•	2,712,846 shares of our common stock issuable upon the conversion of our Series B Convertible Preferred Stock at an exercise price of $3.10, subject to certain adjustments;

•	2,646,091 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $7.50 per share;

•	58,502 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $6.41 per share; and

•	5,230,910 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $4.31 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, no dividends will be declared or paid or set apart for payment on our common stock unless all accumulated accrued and unpaid dividends in respect of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have been paid or declared and set apart for payment to the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

DILUTION

Purchasers of shares of our common stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book value as of December 31, 2020 was approximately $8.4 million, or approximately $0.60 per outstanding share of common stock.

After giving effect to the issuance and sale of all shares of common stock in this offering, excluding shares that may be issued upon exercise of the underwriter’s over-allotment option, at the public offering price of $8.00 per share, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $67.4 million, or $3.09 per share. This represents an immediate increase in net tangible book value of $2.49 per share attributable to new investors and immediate dilution of $4.91 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this calculation on a per share basis:

Public offering price per share	$8.00
Net tangible book value per share as of December 31, 2020	$0.60
Increase in net tangible book value per share attributable to new investors	$2.49
Adjusted net tangible book value per share after giving effect to this offering	$3.09
Dilution in net tangible book value per share to new investors	$4.91

If the underwriters exercise in full their option to purchase 1,181,250 additional shares of common stock at the public offering price of $8.00 per share, the as adjusted net tangible book value after this offering would be approximately $3.32 per share, representing an increase in net tangible book value of approximately $2.72 per share attributable to new investors, including over-allotment, and immediate dilution in net tangible book value of approximately $4.68 per share to investors participating in this offering, including over-allotment at the public offering price.

The table and discussion above is based on 13,911,633 shares of common stock outstanding as of December 31, 2020, and does not include in each case as of December 31, 2020,

•	2,979,047 shares of our common stock issuable upon exercise of incentive and nonqualified stock options, restricted stock units, stock appreciation rights and other forms of stock-based awards, with a weighted average strike price of $9.35 per share, from the Company’s 2018 Incentive Plan; and from two former plans – the Old PLx Omnibus Stock Option Plan and the Dipexium 2013 Equity Incentive Plan;

•	6,686,911 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock at an exercise price of $2.60, subject to certain adjustments;

•	2,712,846 shares of our common stock issuable upon the conversion of our Series B Convertible Preferred Stock at an exercise price of $3.10, subject to certain adjustments;

•	2,646,091 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $7.50 per share;

•	58,502 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $6.41 per share; and

•	5,230,910 shares of our common stock issuable upon exercise of outstanding warrants at an exercise price of $4.31 per share.

Except as otherwise indicated herein, all information in the prospectus supplement, including the number of shares that will be outstanding after the offering, does not assume or give effect to the exercise of the underwriters’ option to purchase additional shares in the offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 8 of the accompanying prospectus. As of December 31, 2020, we had 13,911,633 shares of common stock outstanding.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on March 3, 2021. Raymond James & Associates, Inc. (“Raymond James”) is acting as the representative of the several underwriters for this offering. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the aggregate amount of shares indicated in the table below:

Number of Shares
Underwriter
Raymond James & Associates, Inc.	4,725,000
Oppenheimer & Co. Inc.	3,150,000
TOTAL:	7,875,000

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.

The shares of common stock offered hereby should be ready for delivery on or about March 5, 2021, against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer some of the shares of common stock to other securities dealers at such price less a concession of $0.288 per share of common stock.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 1,181,250 additional shares of common stock at a price of $7.52 per share from us. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. If this option is exercised in full, the total price to us before expenses will be approximately $68.1 million, and the total net proceeds to us will be approximately $67.9 million.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share of Common Stock	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$8.00	$63,000,000.00	$72,450,000.00
Underwriting discounts and commissions(1)	$0.48	$3,780,000.00	$4,347,000.00
Proceeds, before expenses, to us	$7.52	$59,220,000.00	$68,103,000.00

(1)	We have agreed to pay the underwriters a commission of 6% of the gross proceeds raised in the offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $200,000, which includes up to $85,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering.

We have agreed to pay JMP Securities LLC a financial advisory fee in the amount of $375,000 in connection with this offering. Such fee is included as part of the aggregate underwriting discounts and commissions to be paid to the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

We, and our officers and directors, have agreed to a 90-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 90 calendar days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Raymond James. The terms of the lock-up agreements may be waived by the underwriter at its discretion, although the underwriter has no present intention to waive or shorten the lock-up period.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.
•	Over-allotments and syndicate covering transactions — The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares in the open market. To determine how it will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.
•	Penalty bids — If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the selling group members who sold those shares as part of this offering.
•	Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on The Nasdaq or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A prospectus supplement in electronic format may be delivered to potential investors by the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus supplement. Other than the prospectus supplement in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Other Activities and Relationships: The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us, for which they received or will receive customary fees and expenses.

Notice to Non-U.S. Investors

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in common stock.

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the common stock has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any common stock, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the common stock or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and us to be in violation of the Belgian securities laws.

France

Neither this prospectus supplement nor any other offering material relating to the common stock has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the common stock has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the common stock to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such common stock may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

United Kingdom / Germany / Norway / The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of the common stock which is the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase any common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement and any other material in relation to the common stock is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The common stock is only available to, and any invitation, offer or agreement to purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Israel

In the State of Israel, the common stock offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j) an entity, other than an entity formed for the purpose of purchasing common stock in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the common stock offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Italy

The offering of the common stock offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the common stock offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the common stock offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the common stock offered hereby or distribution of copies of this prospectus supplement or any other document relating to the common stock offered hereby in Italy must be made:

(a) by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c) in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the common stock offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

Switzerland

The common stock being offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the common stock being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The common stock being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of common stock.

Canada

Notice to Canadian Residents

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares of common stock described herein. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares of common stock and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares of common stock in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of the shares of common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares of the common stock outside of Canada.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Olshan Frome Wolosky LLP, New York, NY. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of PLx Pharma Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov. We maintain a website at https://plxpharma.com/. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019 (filed March 13, 2020);
•	Our Definitive Proxy Statement filed on Schedule 14A on September 25, 2020;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed May 15, 2020), June 30, 2020 (filed August 14, 2020), and September 30, 2020 (filed November 13, 2020);
•	Our Current Reports on Form 8-K filed on January 6, 2020, January 13, 2020, March 13, 2020, April 23, 2020, May 4, 2020, May 15, 2020, May 18, 2020, August 14, 2020, September 22, 2020, October 30, 2020, November 16, 2020, November 30, 2020, January 11, 2021, March 1, 2021, March 2, 2021 and March 3, 2021; and
•	The description of our common stock contained on our Registration Statement on Form 8-A12B filed with the SEC on March 12, 2014, as updated by the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before our offering is terminated or completed, excluding, in each case, information deemed furnished and not filed. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: PLx Pharma Inc., Attention: Rita O’Connor, 9 Fishers Lane, Suite E; telephone: (973) 409-6541.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

From time to time, we may offer and sell up to an aggregate amount of $75,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PLXP.” On March 21, 2019 the last reported sale price of our common stock on Nasdaq was $5.93 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2019

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination of, the securities described in this prospectus in one or more offerings for up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell our securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

This prospectus includes and incorporates by reference, references to our trademarks, trade names and service marks, such as PLX®, PLXPHARMA®, PLXGUARD™, VAZALORE™ and First Liquid-Filled Aspirin capsules™, which are protected under applicable intellectual property laws and are our property. This prospectus also contains and incorporates by reference, references to trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus or any document incorporated by reference, may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless otherwise indicated herein, references in this prospectus to the “Company,” “we,” “us” and “our” refer to PLx Pharma Inc., a Delaware corporation, together with our consolidated subsidiaries.

1

ABOUT PLX PHARMA INC.

Overview

We are a late-stage specialty pharmaceutical company initially focused on developing our clinically-validated and patent-protected PLxGuard delivery system to provide more effective and safer products. Our PLxGuard delivery system works by releasing active pharmaceutical ingredients into the duodenum, the first part of the small intestine immediately below the stomach, rather than in the stomach itself. We believe this may improve the absorption of many drugs currently on the market or in development and reduces gastrointestinal (GI) side effects common in an acute setting — including erosions, ulcers and bleeding — associated with aspirin and ibuprofen, and potentially other drugs.

The U.S. Food and Drug Administration (“FDA”) approved our lead product, Vazalore 325 mg, which is a novel formulation of aspirin using the PLxGuard delivery system intended to provide better antiplatelet effectiveness for cardiovascular disease prevention as compared to the current standard of care, enteric-coated aspirin, and significantly reduce GI side effects as compared with immediate-release aspirin. Vazalore 325 mg (formerly PL2200 Aspirin 325 mg and Aspertec 325 mg) was originally approved under the drug name aspirin, and the proprietary name ‘Vazalore’ was granted subsequent to the FDA approval. A companion 81 mg dose of the same novel formulation — Vazalore 81 mg — is in late-stage development and will be the subject of a supplemental New Drug Application (“sNDA”), leveraging the already approved status of Vazalore 325 mg. We are focused on manufacturing, scale-up and label finalization for Vazalore 325 mg aspirin dosage form and preparing an sNDA for Vazalore 81 mg maintenance dosage form. Our goal is to begin selling both products in the United States by mid-2020, subject to approval by the FDA.

Our commercialization strategy will target both the over-the-counter (“OTC”) and prescription markets, taking advantage of the existing OTC distribution channels for aspirin while leveraging the FDA approval of Vazalore 325 mg and expected approval for Vazalore 81 mg for OTC and prescription use when recommended by physicians for cardiovascular disease treatment and prevention. Given our clinical demonstration of better antiplatelet efficacy (as compared with enteric-coated aspirin) and better GI safety, we intend to use a physician-directed sales force to inform physicians — and, by extension, consumers — about our product’s clinical results in an effort to command both greater market share and a higher price for our next generation aspirin product. Our product pipeline also includes other oral NSAIDs using the PLxGuard delivery system that may be developed, including a clinical-stage, GI-safer ibuprofen — PL1200 Ibuprofen 200 mg — for pain and inflammation.

For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements and may be relieved of other significant requirements that are otherwise generally applicable to other public companies that are not emerging growth companies. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company on December 31, 2019, or earlier if we have more than $1.07 billion in annual revenue, we are deemed to be a large accelerated filer under the rules of the SEC, or we issue more than $1.0 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting burdens in the registration statement of which this prospectus is a part, as well as in documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and we may elect to take advantage of some or all of the reduced reporting requirements in our future filings. As a result, the information contained herein and that we provide to our stockholders in the future may be different than the information you receive from other public companies in which you hold stock.

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Company Information

PLx Opco Inc., which was known as PLx Pharma Inc. immediately prior to the Merger (as defined below), was originally incorporated in the State of Texas on November 12, 2002 under the name of ZT MediTech, Inc. (“ZTM”). In December 2002, ZTM changed its name to GrassRoots Pharmaceuticals, Inc. (“GrassRoots”). In March 2003, GrassRoots changed its name to PLx Pharma Inc. (“PLx Texas”). On December 31, 2013, PLx Texas converted pursuant to a Plan of Conversion from a Texas corporation to a Texas limited liability company and changed its name to PLx Pharma LLC (“PLx LLC”). On July 21, 2015, PLx LLC’s members voted to approve a Plan of Conversion whereby PLx LLC re-incorporated into a Delaware corporation, renamed PLx Pharma Inc. (“Old PLx”), effective July 27, 2015. On December 22, 2016, Old PLx entered into an Agreement and Plan of Merger and Reorganization among Old PLx, Dipexium Pharmaceuticals, Inc. (“Dipexium”) and Dipexium AcquireCo. (the “Merger”). The Merger closed on April 19, 2017. Pursuant to the terms of the Merger and after the consummation of the Merger, Old PLx was renamed PLx Opco Inc. and became a wholly-owned subsidiary of Dipexium, and Dipexium was renamed PLx Pharma Inc. and became the continuing registrant and reporting company. The combined company, renamed as PLx Pharma Inc., together with its subsidiaries PLx Opco Inc. and PLx Chile SpA, is referred to herein as the “Company.”

The Company’s headquarters is located at 8285 El Rio Street, Ste. 130, Houston, Texas 77054. Our telephone number is (713) 842-1249.

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RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses, sales and marketing expenses, general and administrative expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending the use of the net proceeds from any such offering, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of the Company’s business. In addition, no dividends will be declared or paid or set apart for payment on the Company’s common stock unless all accumulated accrued and unpaid dividends in respect of our Series A Preferred Stock (as defined below) have been paid or declared and set apart for payment to the holders of Series A Preferred Stock. On August 9, 2017, the Company entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) that provides for a Term Loan Facility (the “Term Loan Facility”). The $15.0 million Term Loan Facility with SVB limits the Company’s ability to pay dividends, including to the holders of our Series A Preferred Stock, in certain circumstances. Therefore, the Company does not currently expect to pay any cash dividends on the Company’s common stock for the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors (the “Board of Directors”) and will depend upon our results of operations, financial condition, capital requirements, general business conditions, and other factors that the Board of Directors deems relevant. The Company’s ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our amended certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws. Copies of these documents are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of March 1, 2019, we had 8,750,606 shares of common stock issued and outstanding and 15,000 shares of preferred stock issued and outstanding. As of March 1, 2019, there were 85 holders of record of our common stock, which do not include stockholders that beneficially own shares held in street name by brokers or other nominees.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine. We have not paid any cash dividends on our common stock, and it is unlikely that any cash dividends will be declared or paid on any common stock in the foreseeable future. Instead, we plan to retain our cash for use in the operation of our business. Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We currently have 1,000,000 shares of preferred stock authorized, par value $0.001 per share. In February 2019, the Company designated 45,000 shares as Series A Convertible Preferred Stock and issued 15,000 of such shares (the “Series A Preferred Stock”). This leaves 30,000 shares of authorized but unissued Series A Preferred Stock.

Under the terms of our Certificate of Incorporation, our Board of Directors is authorized to direct us to issue such shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

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Series A Preferred Stock

The Company currently has 45,000 shares of Series A Preferred Stock authorized. On February 20, 2019, the Company issued to Park West Investors Master Fund, Limited, a Cayman Islands exempted company, and Park West Partners International, Limited, a Cayman Islands exempted company (together with Park West Investors Master Fund, Limited, the “Investors”), 15,000 shares of the Series A Preferred Stock. par value $0.001 per share, at a price of $1,000 per share, subject to the terms of the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock can be converted into shares of the Company’s common stock, at an initial conversion price equal to $2.60 per share, subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction, subject at all times to the satisfaction of, and the limitations imposed by, the conditions set forth in the Certificate of Designation.

Pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock will also receive quarterly dividends ending on the date on which the FDA has approved the New Drug Applications for each of Vazalore 325 mg and Vazalore 81 mg (the “Dividend End Date”), at the rate of eight percent (8%) per annum of the stated value of $1,000 (the “Series A Preferred Dividend”). The Series A Preferred Dividend is payable at the option of the Company in either cash or in kind in additional shares of Series A Preferred Stock (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the stated value of $1,000 of such fractional shares of Series A Preferred Stock)(the “PIK Shares”).

Upon any liquidation, dilution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled, before any distributions to the holders of the Company’s common stock, to be paid an amount per share equal to the stated value of $1,000 plus any accrued and unpaid Series A Preferred Dividend.

In connection with the issuance and sale of the Series A Preferred Stock, the Company and the Investors also agreed that the holders of the Series A Preferred Stock have the exclusive right, voting separately as a class, to elect one (1) director to the Board of Directors, for so long as Park West Asset Management LLC and its affiliates hold at least twenty-five percent (25%) of the issued and outstanding Series A Preferred Stock. Tony Bartsh was designated for election to, and currently serves as a member of, the Board of Directors.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Marketplace Rules.

These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Options

As of December 31, 2018, we had outstanding options to purchase an aggregate of 1,206,709 shares of our common stock, with a weighted average strike price of $17.93 per share, under our equity compensation plans.

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Warrants

As of December 31, 2018, we had outstanding warrants to purchase an aggregate of 2,646,091 shares of common stock, with an exercise price of $7.50 per share and 58,502 warrants to purchase shares of our common stock with an exercise price of $6.41 per share.

Demand Registration Rights

Pursuant to the Registration Rights Agreement, dated as of December 20, 2018 (the “Registration Rights Agreement”), entered into by the Company and the Investors, in the event that (x) the Company has issued to an Investor any PIK Shares or (y) there is a change in the Conversion Price (as defined in the Certificate of Designation) (the “Additional Registrable Securities”), the Company upon the written request of the Investors holding not less than an aggregate of 500,000 Additional Registrable Securities, shall prepare and file with the SEC one of more registration statements on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities) or amending the registration statement to be filed with the SEC in connection with the Initial Registrable Securities (as defined in the Registration Rights Agreement), if such registration statement has not previously been declared effective, but only to the extent the Additional Registrable Securities are not at the time covered by an effective registration statement. We are required to pay all expenses relating to any demand registration by the holders of Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement, subject to certain limitations, up to an aggregate of $10,000.

Piggyback Registration Rights

Pursuant to the Registration Rights Agreement, whenever we propose to register any of our securities under the rules and regulations of the SEC, other than pursuant to a registration statement on Form S-4 or Form S-8 (or similar or successor form) with respect to an offering of the Company’s common stock by the Company for its own account or for the account of any of its stockholders, the Company shall at each such time promptly give written notice to the holders of the Registrable Securities of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice. Such notice shall offer the holders of the Registrable Securities as each such holder may request and shall indicate the intended method of distribution of such Registrable Securities.

We are required to pay all expenses relating to any piggyback registration by the holders of Registrable Securities under the Registration Rights Agreement, subject to certain limitations.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, as well as changes in our Board of Directors or management team, including the following:

Board of Directors Vacancies. Our Bylaws authorize only our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors shall be determined solely in the discretion of the Board of Directors. These provisions prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board of Directors and will promote continuity of management.

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Stockholder Action; Special Meeting of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called by (i) the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Company, (ii) an action of the Board of Directors or (iii) request in writing of the stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Company issued and outstanding and entitled to vote. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Exclusive Venue. Our Bylaws provides that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action.

Each of the foregoing provisions will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of our company by replacing our Board of Directors. Since our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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Limitation of Liability and Indemnification

Our Certificate of Incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our Certificate of Incorporation from limiting the liability of our directors for the following:

•	For breach of the director’s duty of loyalty to the Company or our stockholders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Pursuant to Section 174 of the DGCL; or
•	For any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation and our Bylaws also provide that we shall indemnify our employees and agents to the fullest extent permitted by law.

Our Certificate of Incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL. We have obtained directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our Certificate of Incorporation and Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our Certificate of Incorporation and our Bylaws is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PLXP.”

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

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•	the title of the series of debt securities and the ranking;
•	the aggregate principal amount and any limit on that amount;
•	the price at which the debt securities will be issued;
•	the date on which the debt securities mature;
•	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•	any redemption or early repayment provisions;
•	any sinking fund or similar provisions;
•	the authorized denominations;
•	any applicable subordination provisions;
•	any guarantees of the securities by our subsidiaries or others;
•	the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;
•	any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
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•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•	the person to whom and manner in which any interest shall be payable;
•	whether the securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•	the securities exchange(s), if any, on which the securities will be listed;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the form (certificated or book-entry);
•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•	additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•	we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and
•	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•	failure to make sinking fund payments when due;
•	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•	certain events of bankruptcy, insolvency or reorganization; and
•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

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•	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;
•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•	provide for uncertificated debt securities in addition to certificated debt securities;
•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•	establish any additional series of debt securities; or
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•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that:

•	reduce the principal amount of the debt securities;
•	reduce the rate or change the time for payment of interest;
•	change the fixed maturity date;
•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•	make any debt security payable in currency other than that stated in the debt security;
•	waive any existing default or event of default and the resulting consequences;
•	modify the right of any holder to receive payment of principal or interest on any debt security;
•	impair the right of any holder to institute suit for the enforcement of any payment due; or
•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

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Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•	all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
•	all outstanding debt securities of any series have become due and payable; or
•	we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•	we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or
•	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

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•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the series;
•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•	rights, obligations, duties and immunities of the trustee;
•	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•	our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

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A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

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The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•	other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

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The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

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Governing Law

We anticipate the indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

Any applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
•	the date that the warrants may first be exercised;
•	the date that the warrants expire;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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•	information with respect to book-entry procedures, if any;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of certain federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of common stock, preferred stock or debt securities at the applicable exercise price set forth in, or determined as described in, any applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the common stock, preferred stock or debt securities purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in any applicable prospectus supplement, we anticipate the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Outstanding Warrants

As of December 31, 2018, there were 2,646,091 warrants to purchase shares of our common stock outstanding, with an exercise price of $7.50 per share and 58,502 warrants to purchase shares of our common stock outstanding with an exercise price of $6.41 per share, none of which are registered under the registration statement of which this prospectus is a part.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in any applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in any applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering.

An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;
•	the securities for which the rights are exercisable;
•	the exercise price for the rights;
•	the currencies in which the price or prices of the rights may be payable;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of the rights issued to each security holder;
•	the extent to which the rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

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Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in any applicable prospectus supplement. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in any applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in any applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to compliance with our related person transaction policy, including approval of our Audit Committee, in the case of any transaction in excess of $120,000 in any fiscal year, policies established by our Board of Directors with regard to trading in our securities by officers and directors, and applicable rules of Nasdaq.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

Any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
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•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sales Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in any applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in any applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Only underwriters named in an applicable prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in any applicable prospectus supplement relating to those securities.

Sales Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. An applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of the sales will be described in any applicable prospectus supplement.

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Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. An applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If any applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. Any applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on Nasdaq. Any shares of common stock sold pursuant to an applicable prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Unless any applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Any such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sales for hedging purposes and any other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities. Any applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in any applicable prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in any applicable prospectus supplement.

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LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by GBH CPAs, PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

Such financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at https://plxpharma.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 8, 2019;
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•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 10, 2018;
•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 14, 2019, February 20, 2019, and March 8, 2019 (with respect to the filed portions contained therein); and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 12, 2014, including any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to PLx Pharma Inc., 8285 El Rio Street, Ste. 130, Houston, Texas 77054; telephone number: (713) 842–1249. You may also access the documents incorporated by reference in this prospectus through our website at https://plxpharma.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Shares of Common Stock

PROSPECTUS SUPPLEMENT

Raymond James	Oppenheimer & Co.

March 3, 2021